Exhibit 23.3

                              Consent of Appraiser



         This Firm prepared valuation appraisals during November and December 1997 (the "Appraisals") of the following properties for Windsor Park Properties 4, a California limited partnership ("Windsor 4"):

1. The manufactured home community located at 3405 South Tomahawk Road in Apache Junction, Arizona known as Denali Park Estates; and

2. The manufactured home community located at 3500 South Tomahawk Road, Apache Junction, Arizona known as Apache East Estates.

         A description of such Appraisals is included in the Consent Solicitation Statement of Windsor 4 dated April 23, 1999 (the "Consent Solicitation Statement"), a copy of which Consent Solicitation Statement has been supplied to and reviewed by this Firm.

         This Firm hereby:

         (i) consents to the inclusion of the Appraisals (with or without exhibits) in the Consent Solicitation Statement and related Schedule 14A of Windsor 4 (the "Schedule 14A") and related Transaction Statement on Schedule 13e-3 (the "Schedule 13E-3"), as an appendix or otherwise, in any form (whether in paper or digital format, including any electronic media);

         (ii) consents to the inclusion of descriptions of the Appraisals and this Firm in the Consent Solicitation Statement, Schedule 14A and Schedule 13E-3;

         (iii) consents to the naming of our Firm as an expert under the caption "Experts" in such Consent Solicitation Statement, Schedule 14A and Schedule 13E-3 and the filing of this Consent as an Exhibit to the Schedule 14A and
Schedule 13E-3; and

         (iv) consents to the photocopying and transmittal of copies of the Appraisals, or excerpts thereof, to any or all limited partners of the Partnership and such other parties as Windsor 4 deems appropriate.

                                                      APPRAISAL TECHNOLOGY, INC.



                                                      By: /s/ Mark L. Wirth
                                                         -----------------------
                                                      Name: Mark L. Wirth
                                                      Title: President


Date: April 20, 1999



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


                THIS CONSENT IS SOLICITED BY THE GENERAL PARTNERS
                                       OF
                            WINDSOR PARK PROPERTIES 4


         The undersigned represents that he or she is the holder of Units in Windsor Park Properties 4. The undersigned acknowledges receipt from the General Partners of the Consent Solicitation Statement dated May 7, 1999. The General Partners request that the Limited Partners consent to the following Proposals:

Proposal 1 -- Proposal 1 is for the General Partners to proceed with the Sales to N' Tandem in accordance with the Purchase and Sale Agreement.

               [_] CONSENT    [_] WITHHOLD CONSENT    [_] ABSTAIN

Proposal 2 -- Proposal 2 is for the General Partners to proceed with the Plan of Liquidation following such Sales.

               [_] CONSENT    [_] WITHHOLD CONSENT    [_] ABSTAIN

Each of Proposal 1 and Proposal 2 is conditioned upon approval of the other Proposal by the Limited Partners. Accordingly, any Limited Partner desiring to have the General Partners proceed with the Sales and the Plan of Liquidation needs to consent to both Proposal 1 and Proposal 2.

PLEASE FILL IN THE APPROPRIATE BOX ABOVE WITH RESPECT TO EACH PROPOSAL.




                                                     ---------------------------
                                                     Signature


                                                     ---------------------------
                                                     Signature (if held jointly)




Dated:

Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title of such. If a corporation, please have this consent signed by a President or other authorized officer. If a partnership, please have this consent signed by a general partner. PLEASE FILL IN THE DATE OF THIS CONSENT AS CONSENTS MUST BE DATED TO BE VALID. UNITHOLDERS WHO SIGN AND DATE THIS CONSENT BUT FAIL TO OTHERWISE MARK THIS CONSENT WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSALS.

             PLEASE FILL OUT, SIGN AND RETURN THIS FORM BY 5:00 P.M.
                   (EASTERN DAYLIGHT TIME) ON JUNE 17, 1999.


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